                                Power of Attorney

I, Ethan Underwood, of 5570 Nakoma Drive, Dallas, Texas 75209, hereby appoint
Jay Carvell and Alastair Merrick, as my recognized representatives and true and lawful attorneys-in-fact to make, execute, sign, acknowledge and file with the
Securities and Exchange Commission (the "SEC") as necessary any documents relating to my service as Chief Operating Officer of WhiteHorse Finance, Inc.
and any amendments to such documents.

This is the only power granted by this Power of Attorney.  This Power of
Attorney applies to all future documents filed with the SEC relating to my service Chief Operating Officer of WhiteHorse Finance, Inc. and any amendments thereto.  This Power of Attorney is revocable by me at any time.  Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature: /s/ Ethan Underwood
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Name:      Ethan Underwood
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Title:     Chief Operating Officer
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Date:      December 4, 2012
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